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INDEPENDENT AUDITORS' CONSENT
___________________________________________________________________
The Board of Directors and Shareholders
IDS Equity Select Fund, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP


Minneapolis, Minnesota
January  ,  1996